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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-58203) of Transocean Offshore Inc., a Cayman Islands exempted company, of our report dated January 26, 1999, with respect to the consolidated financial statements of Transocean Offshore Inc., a Delaware corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


Houston, Texas
May 12, 1999